Form 8-K-CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 -K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report: July 13, 2004

Bayfield Low Income Housing Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	0-19258	11-3022123

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1424 West Century Ave. Suite 102
Bismarck, ND 58503
(Address of principal executive offices)

Registrant’s telephone number, including area code: (701) 223-2923

N/A
(Former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

Smith & Radigan, Certified Public Accountants, LLC, the independent accountant previously engaged as the principal accountant to audit the financial statements of Bayfield Low Income Housing Limited Partnership (the “Registrant” or the “Partnership”), terminated its operations and ceased doing business. As Smith & Radigan, Certified Public Accountants, LLC has been dissolved and thereby terminated the relationship, there was no decision to terminate the relationship to be approved by the general partner of the Registrant (the Registrant does not have a Board of Directors or audit committee thereof).

As of July 7, 2004, the firm of Carter & Company Certified Public Accountants, LLC was engaged to provide audit services for the Registrant. The general partner of the Registrant approved the engagement of the firm of Carter & Company Certified Public Accountants, LLC.

The audit reports of Smith & Radigan, Certified Public Accountants, LLC on the financial statements of the Partnership as of and for the years ended March 31, 2001 and 2000 (the Partnership’s two most recent audit years) did not contain any adverse opinion or disclaimer of opinion. Their audit report did contain a scope limitation and modified opinion because it had not audited the financial statements for the Registrant’s Operating Partnerships.

During the Partnership’s two most recent audit years and any subsequent interim period preceding the change, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant is unable to obtain the letter from the former accountant despite its efforts that is required under Item 4 of Form 8-K due to the fact that the former CPA firm, Smith & Radigan, Certified Public Accountants, LLC has been dissolved.

Item 7. Financial Statements and Exhibits

(c) Exhibits	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bayfield Low Income Housing Limited Partnership (Registrant)
By: Megan Asset Management, Inc., General Partner

/s/ Paul J. Maddock
Paul J. Maddock, President

Date: July 13, 2004